Exhibit 99.1

NEWS RELEASE 15-004	Contacts:	Todd Hornbeck, CEO Jim Harp, CFO Hornbeck Offshore Services 985-727-6802

For Immediate Release		Ken Dennard, Managing Partner Dennard-Lascar / 713-529-6600
HORNBECK OFFSHORE COMPLETES
SALE OF THREE VESSELS TO U.S. NAVY,
SALE OF FOURTH VESSEL EXPECTED BY THIRD QUARTER OF 2015
Updates Fiscal 2015 Guidance to Reflect Vessel Sales and Operating Arrangement

March 2, 2015 - Covington, Louisiana - Hornbeck Offshore Services, Inc. (NYSE: HOS) (“Hornbeck” or “the “Company”) announced today that it has closed the previously announced sale of three 250EDF class OSVs, the HOS Arrowhead, the HOS Eagleview and the HOS Westwind, that were previously chartered to the U.S. Navy. Since their construction in 2008 and 2009, these vessels have supported the U.S. Navy’s submarine fleet on the east and west coast of the U.S. In order for the Navy to continue receiving the unique capabilities of these vessels, Congress has required their purchase from the Company. The three vessels were sold for cash consideration of $114 million, which is expected to result in a gain on sale of assets of approximately $33.0 million ($20.8 million after-tax or $0.57 per diluted share). The proceeds from this transaction will be used for general corporate purposes that may include retirement of debt, funding for the acquisition, construction or retrofit of vessels or discretionary share repurchases. The vessel purchase agreement includes an option for the acquisition of a fourth vessel currently under charter to the U.S. Navy, the HOS Black Powder, that, if exercised as anticipated, would bring the aggregate sale amount to $152 million, which is expected to result in an aggregate gain on sale of assets for the four vessels of approximately $44.0 million ($27.7 million after-tax or $0.77 per diluted share). In addition to these vessel sales, the Company separately entered into an operations and maintenance (“O&M”) contract for the three vessels sold, which contains an initial term and annual renewal options spanning a 10-year operating period including annual dayrate escalations. Associated with the O&M contract, the Company was also awarded a time charter for the HOS Black Powder that will remain in effect until the closing of the anticipated sale of the vessel pursuant to the U.S. Navy purchase option is completed. At such time, the HOS Black Powder will operate under the same terms and conditions of the current O&M contract for the other three vessels. The Company expects to complete the sale of HOS Black Powder by the end of the third quarter of 2015, subject to government funding, and all guidance estimates included below reflect an

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assumed sale date of September 30, 2015.
The Company’s previous guidance estimates last reported on February 11, 2015 expressly excluded any contribution from the four vessels involved in these agreements, including O&M contract revenue and operating costs, after February 27, 2015. In recognition of the final terms and conditions of the contracts mentioned above, the Company now expects to operate the HOS Black Powder under a 215-day time charter beginning February 28, 2015 at an average dayrate of just over $30,000. This time charter will result in an increase in the “term” and active fleet vessel counts for the first quarter of 2015 and fiscal 2015 of 0.3 and 0.6 vessels, respectively. These additional contracted days will cause the Company’s forward contract coverage for its current and projected fleet of new generation OSVs (including stacked vessels) for fiscal 2015 to increase by 1.0%. The Company expects to generate revenues related to the O&M contract between $1.5 million and $1.7 million for the first quarter of 2015 and $17.5 million and $18.5 million for fiscal 2015, including O&M contract revenue from the HOS Black Powder for the fourth quarter of 2015, after its anticipated sale to the U.S. Navy on the assumed closing date of September 30, 2015. Operating expenses from the O&M contract and time charter are projected to increase the Company’s previous guidance range by $1.5 million and $15.0 million for the first quarter of 2015 and the full-year 2015, respectively. Assuming the fourth vessel is purchased in 2015 and all four O&M renewal options are exercised, the Company expects O&M revenues and operating expenses for fiscal 2016 to be in the range of $27.0 million to $28.0 million and $17.5 million to $18.5 million, respectively, and should increase annually thereafter due to a 5.7% contractual escalation provision associated with the annual renewal options. In future releases, the revenues earned from the O&M contact will be reported as “Non-vessel revenues,” on a separate line-item that has historically included revenue earned from the Company’s shore-based port facility, management of third-party non-owned vessels, including OSVs, MPSVs, tugs and tank barges, and other non-vessel equipment rentals. In recognition of the purchase option for the HOS Black Powder, the Company will account for that vessel as an “Asset held for sale.” This accounting treatment will require the Company to suspend depreciation and amortization for the vessel until the purchase option is exercised, which is expected to occur on or before September 30, 2015. Therefore, the final terms of the agreements mentioned above will not impact the Company’s forward guidance previously provided for depreciation and amortization or for general and administrative expenses. The cash proceeds from the vessel sales are projected to result in an increase in interest income of $0.4 million and $0.4 million in fiscal years 2015 and 2016, respectively. The Company’s annual effective tax rate for fiscal 2015 is now expected to be 37.0% and should remain within the prior guidance range of 36.0% to 38.0%, while cash income taxes for fiscal 2015 are expected to increase $0.4 million.
The Company has posted an electronic version of the updated forward guidance page of its data tables, which are downloadable in Microsoft Excel™ format, on the “Investors” homepage of the Hornbeck Offshore website for the convenience of analysts and investors.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore support vessels primarily in the Gulf of Mexico and Latin America. Hornbeck Offshore currently owns a fleet of 65 vessels primarily serving the energy industry and has eight additional high-spec Upstream vessels under construction for delivery through 2016.

Forward-Looking Statements
This Press Release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the Company discusses statements about the Company’s plans and intentions with regard to the use of proceeds from the sale of the three vessels, the expected sale and proceeds of the fourth vessel and the future performance of the related operation and maintenance agreements and its expectations regarding its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this Press Release for a variety of reasons, including the inability of the Company to complete the sale to the U.S. Navy of the fourth vessel or the government’s cancellation or non-renewal of the operations and maintenance contracts for those vessels; significant and sustained additional declines in oil and natural gas prices; a sustained weakening of demand for the Company’s services; unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels; further reductions in capital spending budgets by customers; the inability to accurately predict vessel utilization levels and dayrates; fewer than anticipated deepwater and ultra-deepwater drilling units operating in the GoM or other regions that the Company operates in; the effect of inconsistency by the United States government in the pace of issuing drilling permits and plan approvals in the GoM or other drilling regions; the Company’s inability to successfully complete the remainder of its current vessel newbuild and conversion programs on-time and on-budget, which involves the construction, conversion and integration of highly complex vessels and systems; the inability to successfully market the vessels that the Company owns, is constructing, converting or might acquire; an oil spill or other significant event in the United States or another offshore drilling region that could have a broad impact on deepwater and other offshore energy exploration and production activities, such as the suspension of activities or significant regulatory responses; the imposition of laws or regulations that result in reduced exploration and production activities or that increase the Company’s operating costs or operating requirements; environmental litigation that impacts customer plans or projects; disputes with customers; bureaucratic, administrative or operating barriers that delay vessels chartered in foreign markets from going on-hire or result in contractual penalties or deductions imposed by foreign customers; industry risks; the impact stemming from the reduction of Petrobras’ announced plans for or administrative barriers to exploration and production activities in Brazil; less than expected growth in Mexican offshore activities; unanticipated difficulty in effectively competing in or operating in international markets; less than anticipated subsea infrastructure and field development demand in the GoM and other markets; the level of fleet additions by the Company and its competitors that could result in over capacity in the markets in which the Company competes; economic and political risks; weather-related risks; the shortage of or the inability to attract and retain qualified personnel, including vessel personnel for active and newly constructed vessels; regulatory risks; the repeal or administrative weakening of the Jones Act or changes in the interpretation of the Jones Act related to the U.S. citizenship qualification; drydocking delays and cost overruns and related risks; vessel accidents, pollution incidents, or other events resulting in lost revenue, fines, penalties or other expenses that are unrecoverable from insurance policies or other third parties; unexpected litigation and insurance expenses; fluctuations in foreign currency valuations compared to the U.S. dollar and risks associated with expanded foreign operations, such as non-compliance with or the unanticipated effect of tax laws, customs laws, immigration laws, or other legislation that result in higher than anticipated tax rates or other costs or the inability to repatriate foreign-sourced earnings and profits. In addition, the Company’s future results may be impacted by adverse economic conditions, such as inflation, deflation, or lack of liquidity in the capital markets, that may negatively affect it or parties with whom it does business resulting in their non-payment or inability to perform obligations owed to the Company, such as the failure of customers to fulfill their contractual obligations. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K as well as other filings the Company has made and will make with the Securities and Exchange Commission, which can be found on the Company’s website www.hornbeckoffshore.com.

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